Exhibit 99.1

NEWS RELEASE

For Immediate Release

TriZetto Announces Update on McKesson Litigation

NEWPORT BEACH, Calif. – April 26, 2006 – As previously reported, McKesson Information Solutions LLC filed a lawsuit against The TriZetto Group, Inc. (Nasdaq: TZIX) in September 2004 alleging that the clinical editing functionality of the company’s Facets, QicLink and ClaimFacts software products infringe a patent acquired by McKesson. Earlier this month in response to TriZetto’s motion for summary judgment, the court ruled, as a matter of law, that these software products do not infringe 12 of the 15 claims of McKesson’s patent.

The issues related to the remaining three claims of the patent will be resolved over several phases. Last week, a jury trial commenced on the first phase to determine the issue of infringement of the remaining three claims. Today, the jury decided that TriZetto’s Facets, QicLink and ClaimFacts software products infringe two of the remaining three claims. The next step in the litigation will be the filing of post-trial motions by TriZetto requesting that the judge issue a verdict in favor of TriZetto or grant a new trial on the infringement issue. Following the decision on these post-trial motions, if there remains a finding of infringement, the case will either be appealed to the federal circuit or another trial or trials will be scheduled to address the remaining issues of this case.

TriZetto’s validity, estoppel and laches defenses have not yet been heard, and an additional trial or trials, either before or after an appeal to the federal circuit on the infringement issue, will be necessary to address these defenses. There will be no final verdict or judgment in this case until all defenses are decided by further proceedings. McKesson’s damages, if any, also have not been decided and will require additional proceedings.

TriZetto has not accrued any liability related to this lawsuit as we do not believe at this time that our liability to McKesson, if any, is probable and capable of being reasonably estimated. As previously reported, our attorney fees and other defense costs related to this matter are being expensed as incurred.

About TriZetto

Touching more than 35% of the U.S. insured population, TriZetto is distinctly focused on accelerating the ability of healthcare payers to lead the industry’s transformation. The company provides premier information technology solutions that enhance its customers’ revenue growth, drive their administrative efficiency, and improve the cost and quality of care for their members. Healthcare payers include national and regional health insurance plans, and benefits administrators that provide transaction services to self-insured employer groups. The company’s broad array of payer-focused information technology offerings include enterprise and component software, hosting and business process outsourcing services, and consulting. Headquartered in Newport Beach, California, TriZetto can be reached at 949-719-2200 or at www.trizetto.com.

Important Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include statements about future revenue, profits, cash flows and financial results, the market for TriZetto’s services, future service offerings, industry trends, client and partner relationships, acquisitions, TriZetto’s operational capabilities, future financial structure, uses of cash, acquisitions or proposed transactions. Actual results may differ materially from those stated in any forward-looking statements based on a number of factors, including the ability of TriZetto to successfully integrate the businesses of TriZetto and its acquisitions or partners; the contributions of acquisitions to TriZetto’s operating results; the effectiveness of TriZetto’s implementation of its business plan, the market’s acceptance of TriZetto’s new and existing products and services, the timing of new bookings, risks associated with management of growth, reliance on third parties to supply key components of TriZetto’s services, attraction and retention of employees, variability of quarterly operating results, competitive factors, other risks associated with acquisitions, changes in demand for third party products or solutions which form the basis of TriZetto’s service and product offerings, financial stability of TriZetto’s customers, the ability of TriZetto to meet its contractual obligations to customers, including service level and disaster recovery commitments, changes in government laws and regulations; any adverse result in the McKesson patent litigation matter and risks associated with rapidly changing technology, as well as the other risks identified in TriZetto’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting TriZetto’s Investor Relations department at 949-719-2225 or at TriZetto’s web site at www.trizetto.com. All information in this release is as of April 26, 2006. TriZetto undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

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Contacts:	Investors:	Media:
	Brad Samson	Audrey McDill
	949-719-2220	303-495-7197
	brad.samson@trizetto.com	audrey.mcdill@trizetto.com